Exhibit 99.1

Tesoro Corporation Reports 2014 First Quarter Results

•	Net income of $78 million, or $0.58 per diluted share

•	Net income of $95 million, or $0.71 per diluted share excluding special items

•	Repurchased $100 million of shares during first quarter

•	Declared regular quarterly dividend of $0.25 per share

SAN ANTONIO - April 30, 2014 - Tesoro Corporation (NYSE:TSO) today reported first quarter 2014 net income of $78 million, or $0.58 per diluted share compared to net income of $93 million, or $0.67 per diluted share for the first quarter of 2013.

First quarter results include a one-time, after-tax expense of $0.14 per diluted share related to redemption of Tesoro’s 9.75% senior notes due in 2019. Results also include a one-time gain of $0.02 per diluted share for the sale of the Tesoro Logistics Boise Terminal. Excluding these special items, the Company earned $95 million or $0.71 per diluted share. First quarter results also include a benefit of $18 million for variable stock-based compensation.

“Despite a challenging margin environment, we are making solid progress on delivering the earnings improvements we have targeted for this year. That progress is reflected in these results and our strong first quarter margin capture rate,” said Greg Goff, President and CEO.

For the first quarter 2014, the Company recorded segment operating income of $264 million compared to segment operating income of $298 million, in the first quarter of 2013. The decrease was driven primarily by a weaker margin environment across all operating regions.

The Tesoro Index was $8.86 per barrel (/bbl) for the quarter with a realized gross refining margin of $10.80/bbl or 122% of the Tesoro Index. A year ago, the Tesoro Index was $12.33/bbl for the quarter with a realized gross margin of $14.14/bbl or 115% of the Tesoro Index. Total throughput was 817 thousand barrels per day, or 96% utilization.

Direct manufacturing costs per barrel in the first quarter 2014 relative to the fourth quarter 2013, were up $0.26/bbl to $5.65/bbl primarily driven by higher natural gas prices.

Same store fuel sales during the quarter were higher by almost 0.5% versus first quarter last year. However, retail fuel margins were down relative to the first quarter of last year. Total retail fuel sales volumes were up over 128% year-over-year driven by the addition of approximately 835 dealer-operated ARCO® retail stations on June 1, 2013.

Corporate and unallocated costs were $26 million, including $3 million of corporate depreciation and a benefit of $18 million for variable stock-based compensation.

Capital Spending and Liquidity
Capital spending for the first quarter 2014 was $103 million, which includes $26 million of Tesoro Logistics LP (“TLLP”) capital spending. The Company currently estimates full year 2014 capital spending of $670 million, excluding TLLP capital spending of approximately $160 million. Turnaround expenditures for the first quarter were $55 million. The Company expects full year 2014 turnaround expenditures of $205 million.

The Company ended the first quarter with $798 million in cash and $2.2 billion of availability on the Tesoro Corporation revolving credit facility. There are currently no borrowings under the Company’s revolving credit facility. Excluding TLLP debt and equity, total debt was $1.7 billion or 28% of total capitalization for the end of the first quarter 2014.

TLLP ended the quarter with more than $40 million in cash and $575 million of availability on its separate revolving credit facility.

Returning Cash to Shareholders
Tesoro Corporation today announced that the board of directors has declared a regular quarterly cash dividend of $0.25 per share payable on June 13, 2014, to all holders of record as of May 30, 2014.

During the first quarter, Tesoro returned about $135 million to shareholders through the purchase of nearly two million of the Company’s shares for $100 million and its regular quarterly dividend. Through the end of April, the Company has purchased an additional $35 million of shares, bringing total repurchases to approximately $635 million under its $1.0 billion share repurchase program.

2014 Strategic Focus
“The Company is on track to deliver our strategic objectives for 2014,” said Goff. “We’re focused on continuing to deliver the synergies associated with creating a world scale refining and marketing business in Southern California; enhancing gross margins by supplying additional advantaged crude oil to our refining system and growing the logistics business while maintaining strong financial discipline.”

Public Invited to Listen to Analyst Conference Call
At 7:30 a.m. CST tomorrow morning, Tesoro will broadcast, live, its conference call with analysts regarding first quarter 2014 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tsocorp.com.

Twitter Communication
Tesoro Corporation is utilizing Twitter, in conjunction with other Regulation FD-compliant disclosure vehicles, such as press releases, 8-Ks and its investor relations web site, as part of broader investor and stakeholder communication strategy. The Twitter page can be found at http://twitter.com/TesoroCorp.

Tesoro Corporation, a Fortune 100 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates six refineries in the western United States with a combined capacity of over 850,000 barrels per day. Tesoro's retail-marketing system includes over 2,200 retail stations under the ARCO®, Shell®, Exxon®, Mobil®, USA Gasoline™ and Tesoro® brands.

This earnings release contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning execution of our strategic plan and improvements in our business; future operating performance, including gross margins; the delivery of high return capital projects; the realization of value added initiatives and  synergies; expectations about capital spending; growth in our logistics business; and maintaining strong financial discipline. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:
Investors:
Brian Randecker, Senior Director, Investor Relations, (210) 626-4757

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

Factors Affecting Comparability

As of December 31, 2013, we began reporting the logistics assets and operations of our consolidated variable interest entity, Tesoro Logistics LP (“TLLP”), as a separate operating segment. In previous periods, when certain quantitative thresholds had not been met, TLLP’s assets and operations were presented within our refining operating segment. TLLP’s assets and operations include certain crude oil gathering assets and crude oil and refined products terminalling and transportation assets acquired from Tesoro and third parties. The TLLP financial and operational data presented include the historical results of all assets acquired from Tesoro prior to the acquisition dates. The historical results of operations of these assets have been retrospectively adjusted to conform to current presentation. These adjustments resulted in lower gross refining margins. The refining segment now includes costs for transportation and terminalling services provided by TLLP that were previously eliminated with consolidated reporting of TLLP revenues within our refining segment results.

On September 25, 2013, we completed the sale of all of our interest in Tesoro Hawaii, LLC, which operated a 94 thousand barrels per day (“Mbpd”) Hawaii refinery, retail stations and associated logistics assets (the “Hawaii Business”). As a result, we have reflected its results as discontinued operations in the results of operations for all periods presented and have excluded the Hawaii Business from the financial and operational data presented in the tables that follow.

TESORO CORPORATION
RESULTS OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenues	$9,933	$7,347
Costs and Expenses:
Cost of sales	8,948	6,563
Operating expenses	591	368
Selling, general and administrative expenses (a)	31	111
Depreciation and amortization expense	130	105
(Gain) loss on asset disposals and impairments (b)	(5)	7
Operating Income	238	193
Interest and financing costs, net (c)	(77)	(30)
Other income (expense), net	(1)	—
Earnings Before Income Taxes	160	163
Income tax expense	56	58
Net Earnings From Continuing Operations	104	105
Net loss from discontinued operations, net of tax	(1)	(1)
Net Earnings	103	104
Less: Net earnings from continuing operations attributable to noncontrolling interest	25	11
NET EARNINGS ATTRIBUTABLE TO TESORO CORPORATION	$78	$93

NET EARNINGS (LOSS) ATTRIBUTABLE TO TESORO CORPORATION
Continuing operations	$79	$94
Discontinued operations	(1)	(1)
Total	$78	$93

NET EARNINGS (LOSS) PER SHARE - BASIC:
Continuing operations	$0.60	$0.69
Discontinued operations	(0.01)	(0.01)
Total	$0.59	$0.68
Weighted average common shares outstanding - Basic	131.3	137.0

NET EARNINGS (LOSS) PER SHARE - DILUTED:
Continuing operations	$0.59	$0.68
Discontinued operations	(0.01)	(0.01)
Total	$0.58	$0.67
Weighted average common shares outstanding - Diluted	133.8	139.6
___________________________

(a)
Includes stock-based compensation benefit of $18 million and expense of $49 million for the three months ended March 31, 2014 and 2013, respectively. The significant impact to stock-based compensation expense is primarily a result of changes in Tesoro’s stock price during the three months ended March 31, 2014 as compared to the three months ended March 31, 2013. Also includes transaction and integration costs related to our acquisition of BP’s integrated Southern California refining, marketing and logistics business on June 1, 2013 from BP West Coast Products, LLC and other affiliated sellers (the “Los Angeles Acquisition”) and TLLP’s acquisition of Chevron’s northwest products system of $14 million ($9 million after-tax) for the three months ended March 31, 2013.

(b)	Includes a gain of $5 million ($3 million after-tax) for the three months ended March 31, 2014 resulting from TLLP’s sale of its Boise terminal.
(c) Includes charges totaling $31 million ($19 million after-tax) for premiums and unamortized debt issuance costs associated with the redemption of our 9.750% Senior Notes due 2019 during the three months ended March 31, 2014.

TESORO CORPORATION
SELECTED SEGMENT OPERATING DATA
(Unaudited) (In millions)

	Three Months Ended March 31,
	2014	2013
Operating Income
Refining	$183	$259
TLLP (b)	62	24
Retail	19	15
Total Segment Operating Income	264	298
Corporate and unallocated costs (a)	(26)	(105)
Operating Income	238	193
Interest and financing costs, net (c)	(77)	(30)
Other expense, net	(1)	—
Earnings Before Income Taxes	$160	$163

Depreciation and Amortization Expense
Refining	$101	$88
TLLP	16	4
Retail	10	8
Corporate	3	5
Depreciation and Amortization Expense	$130	$105

Capital Expenditures
Refining	$68	$99
TLLP	26	10
Retail	5	7
Corporate	4	3
Capital Expenditures	$103	$119

BALANCE SHEET DATA
(Unaudited) (Dollars in millions)

	March 31, 2014	December 31, 2013
Cash and cash equivalents	$798	$1,238
Inventories (d)	2,777	2,565
Current maturities of debt	6	6
Long-Term Debt	2,829	2,823
Total Equity	5,435	5,485
Total Debt to Capitalization Ratio	34%	34%
Total Debt to Capitalization Ratio excluding TLLP debt (e)	28%	28%
Working Capital	1,834	1,918
___________________________

(d)
The total carrying value of our crude oil and refined product inventories was less than replacement cost by approximately $1.8 billion and $1.7 billion at March 31, 2014 and December 31, 2013, respectively.

(e)
Excludes TLLP’s total debt, including capital leases, of $1.2 billion and noncontrolling interest of $1.2 billion at both March 31, 2014 and December 31, 2013, respectively, which are non-recourse to Tesoro, except for Tesoro Logistics GP, LLC.

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS
(Unaudited)

	Three Months Ended March 31,
REFINING SEGMENT	2014	2013
Total Refining Segment
Throughput (Mbpd) (f)
Heavy crude (g)	170	186
Light crude	598	291
Other feedstocks	49	35
Total Throughput	817	512

Yield (Mbpd)
Gasoline and gasoline blendstocks	421	256
Jet fuel	128	67
Diesel fuel	200	121
Heavy fuel oils, residual products, internally produced fuel and other	124	100
Total Yield	873	544

Refined Product Sales (Mbpd) (h)
Gasoline and gasoline blendstocks	512	323
Jet fuel	152	77
Diesel fuel	187	134
Heavy fuel oils, residual products and other	77	76
Total Refined Product Sales	928	610

Segment Operating Income ($ millions)
Gross refining margin (i)	$795	$652
Expenses
Manufacturing costs	416	235
Other operating expenses	94	63
Selling, general and administrative expenses	2	4
Depreciation and amortization expense	101	88
Loss on asset disposal and impairments	(1)	3
Segment Operating Income	$183	$259

Gross refining margin ($/throughput bbl) (j)	$10.80	$14.14
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (j)	$5.65	$5.10
Refined Product Sales Margin ($/bbl) (h) (j)
Average sales price	$114.87	$121.87
Average costs of sales	105.34	111.15
Refined Product Sales Margin	$9.53	$10.72

___________________________

(f)
We had higher throughput at our Los Angeles refinery during the 2014 first quarter due to the acquisition of the Carson refinery, which was slightly offset by reduced throughput due to a turnaround at our Los Angeles refinery during the 2014 first quarter. We had reduced throughput due to turnarounds at our Washington refinery during the 2013 first quarter.

(g)	We define heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less.

(h)
Sources of total refined product sales include refined products manufactured at our refineries and refined products purchased from third parties. Total refined product sales margins include margins on sales of manufactured and purchased refined products.

(i)
Consolidated gross refining margin combines gross refining margin for each of our regions adjusted for other amounts not directly attributable to a specific region. Other amounts resulted in an increase of $2 million for both the three months ended March 31, 2014 and 2013, respectively. Gross refining margin includes the effect of intersegment sales to the retail segment at prices which approximate market and fees charged by TLLP for the transportation and terminalling of crude oil and refined products at prices which we believe are no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services. Gross refining margin approximates total refining throughput multiplied by the gross refining margin per barrel.

(j)
Management uses various measures to evaluate performance and efficiency and to compare profitability to other companies in the industry, including gross refining margin per barrel, manufacturing costs before depreciation and amortization expense (“Manufacturing Costs”) per barrel and refined product sales margin per barrel. We calculate gross refining margin per barrel by dividing gross refining margin (revenues less costs of feedstocks, purchased refined products, transportation and distribution) by total refining throughput. We calculate Manufacturing Costs per barrel by dividing Manufacturing Costs by total refining throughput. We calculate refined product sales margin per barrel by dividing refined product sales and refined product cost of sales by total refining throughput, and subtracting refined product cost of sales per barrel from refined product sales per barrel. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS
(Unaudited)

	Three Months Ended March 31,
Refining By Region	2014	2013
California (Martinez and Los Angeles)
Throughput (Mbpd) (f)
Heavy crude (g)	165	183
Light crude	327	54
Other feedstocks	29	20
Total Throughput	521	257

Yield (Mbpd)
Gasoline and gasoline blendstocks	277	131
Jet fuel	78	23
Diesel fuel	134	68
Heavy fuel oils, residual products, internally produced fuel and other	78	58
Total Yield	567	280

Gross refining margin ($ millions)	$397	$259
Gross refining margin ($/throughput bbl) (j)	$8.45	$11.18
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (j)	$6.48	$6.04
Capital expenditures ($ millions)	$27	$32

Pacific Northwest (Alaska & Washington)
Throughput (Mbpd) (f)
Heavy crude (g)	5	3
Light crude	148	116
Other feedstocks	15	11
Total Throughput	168	130

Yield (Mbpd)
Gasoline and gasoline blendstocks	74	52
Jet fuel	32	29
Diesel fuel	32	21
Heavy fuel oils, residual products, internally produced fuel and other	36	32
Total Yield	174	134

Gross refining margin ($ millions)	$136	$149
Gross refining margin ($/throughput bbl) (j)	$9.04	$12.76
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (j)	$4.27	$4.73
Capital expenditures ($ millions)	$5	$20

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Mid-Continent (North Dakota and Utah)
Throughput (Mbpd)
Light crude	124	121
Other feedstocks	4	4
Total Throughput	128	125

Yield (Mbpd)
Gasoline and gasoline blendstocks	70	73
Jet fuel	18	15
Diesel fuel	34	32
Heavy fuel oils, residual products, internally produced fuel and other	10	10
Total Yield	132	130

Gross refining margin ($ millions)	$260	$242
Gross refining margin ($/throughput bbl) (j)	$22.56	$21.44
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (j)	$4.07	$3.54
Capital expenditures ($ millions)	$36	$47

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS
(Unaudited)

	Three Months Ended March 31,
TLLP SEGMENT	2014	2013
Crude Oil Gathering
Pipeline gathering throughput (Mbpd)	98	82
Average pipeline gathering revenue per barrel	$1.34	$1.27
Trucking volume (Mbpd)	45	45
Average trucking revenue per barrel	$3.18	$3.03
Terminalling and Transportation
Terminalling throughput (Mbpd)	878	396
Average terminalling revenue per barrel	$0.96	$0.78
Pipeline transportation throughput (Mbpd)	785	92
Average pipeline transportation revenue per barrel	$0.35	$0.24

Segment Operating Income ($ millions)
Revenues
Crude Oil Gathering	$25	$22
Terminalling and Transportation	100	30
Total Revenues (k)	125	52
Expenses
Operating expenses (l)	43	17
General and administrative expenses (m)	9	7
Depreciation and amortization expense	16	4
Loss on asset disposals and impairments	(5)	—
Segment Operating Income	$62	$24
___________________________

(k)
TLLP segment revenues from services provided to our refining segment were $110 million and $48 million for the three months ended March 31, 2014 and 2013, respectively. These amounts are eliminated upon consolidation.

(l)
TLLP segment operating expenses include amounts billed by Tesoro for services provided to TLLP under various operational contracts. These amounts totaled $10 million and $3 million for the three months ended March 31, 2014 and 2013, respectively. These amounts are eliminated upon consolidation. TLLP segment third-party operating expenses related to the transportation of crude oil and refined products are reclassified to cost of sales upon consolidation.

(m)
TLLP segment general and administrative expenses include amounts charged by Tesoro for general and administrative services provided to TLLP under various operational and administrative contracts. These amounts totaled $7 million and $3 million for the three months ended March 31, 2014 and 2013, respectively. These amounts are eliminated upon consolidation.

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS
(Unaudited)

	Three Months Ended March 31,
RETAIL SEGMENT	2014	2013
Number of Stations (end of period)
Company-operated	574	568
Branded jobber/dealer (n)	1,703	807
Total Stations	2,277	1,375

Average Stations (during period)
Company-operated	574	568
Branded jobber/dealer (n)	1,696	808
Total Average Retail Stations	2,270	1,376

Fuel Sales (millions of gallons)
Company-operated	260	256
Branded jobber/dealer (n)	735	181
Total Fuel Sales	995	437

Fuel margin ($/gallon) (o)	$0.09	$0.19

Segment Operating Income ($ millions)
Gross Margins
Fuel (o)	$85	$82
Merchandise and other non-fuel margin	28	17
Total Gross Margins	113	99
Expenses
Operating expenses	81	71
Selling, general and administrative expenses	2	4
Depreciation and amortization expense	10	8
Loss on asset disposals and impairments	1	1
Segment Operating Income	$19	$15
___________________________

(n)	Reflects the acquisition of supply rights for approximately 835 dealer-operated and branded wholesale retail stations with the Los Angeles Acquisition on June 1, 2013.

(o)
Management uses fuel margin per gallon to compare fuel results to other companies in the industry. There are a variety of ways to calculate fuel margin per gallon; different companies may calculate it in different ways. We calculate fuel margin per gallon by dividing fuel gross margin by fuel sales volumes. Investors and analysts may use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered an alternative to revenues, segment operating income or any other measure of financial performance presented in accordance with U.S. GAAP. Fuel margin and fuel margin per gallon include the effect of intersegment purchases from the refining segment at prices which approximate market.

TESORO CORPORATION
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited) (In millions)

	Three Months Ended March 31,
	2014	2013
Reconciliation of Net Earnings to Adjusted EBITDA
Net earnings attributable to Tesoro Corporation	$78	$93
Net earnings from continuing operations attributable to noncontrolling interest	25	11
Loss from discontinued operations, net of tax	1	1
Depreciation and amortization expense	130	105
Interest and financing costs, net	77	30
Income tax expense	56	58
Interest income	—	(1)
Adjusted EBITDA (p)	$367	$297

Reconciliation of Cash Flows from (used in) Operating Activities to Adjusted EBITDA
Net cash (used in) from operating activities	$(150)	$247
Net cash from discontinued operations	—	(102)
Debt redemption charges	(31)	—
Deferred charges	60	159
Changes in current assets and liabilities	343	(40)
Stock-based compensation benefit (expense)	18	(49)
Interest and financing costs, net	77	30
Income tax expense	56	58
Other	(6)	(6)
Adjusted EBITDA (p)	$367	$297
___________________________

(p)
Adjusted EBITDA represents consolidated earnings (loss), including earnings attributable to noncontrolling interest, excluding net loss from discontinued operations, before income taxes, depreciation and amortization expense, net interest and financing costs and interest income. We present Adjusted EBITDA because we believe some investors and analysts use Adjusted EBITDA to help analyze our cash flows including our ability to satisfy principal and interest obligations with respect to our indebtedness and use cash for other purposes, including capital expenditures. Adjusted EBITDA is also used by some investors and analysts to analyze and compare companies on the basis of operating performance and by management. Adjusted EBITDA should not be considered as an alternative to net earnings (loss), earnings before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with U.S. GAAP. Adjusted EBITDA may not be comparable to similarly titled measures used by other entities.

TESORO CORPORATION
NET EARNINGS ADJUSTED FOR SPECIAL ITEMS
(Unaudited) (In millions)

	Three Months Ended March 31,
	2014	2013
Net Earnings Attributable to Tesoro Corporation from Continuing Operations - U.S. GAAP	$79	$94
Special Items, After-tax:
Debt redemption charges (c)	19	—
Gain on sale of Boise Terminal (b)	(3)	—
Transaction and integration costs (a)	—	9
Net Earnings Adjusted for Special Items (q)	$95	$103

Diluted Net Earnings per Share from Continuing Operations Attributable to Tesoro Corporation - U.S. GAAP	$0.59	$0.68
Special Items Per Share, After-tax:
Debt redemption charges (c)	0.14	—
Gain on sale of Boise Terminal (b)	(0.02)	—
Transaction and integration costs (a)	—	0.06
Net Earnings per Diluted Share Adjusted for Special Items (q)	$0.71	$0.74
___________________________

(q)
We present net earnings adjusted for special items (“Adjusted Earnings”) and net earnings per diluted share adjusted for special items (“Adjusted Diluted EPS”) as management believes that the impact of these items on net earnings and diluted earnings per share is important information for an investor’s understanding of the operations of our business and the financial information presented. Adjusted Earnings and Adjusted Diluted EPS should not be considered as an alternative to net earnings (loss), earnings (loss) per diluted share or any other measure of financial performance presented in accordance with U.S. GAAP.  Adjusted Earnings and Adjusted Diluted EPS may not be comparable to similarly titled measures used by other entities.